Exhibit H

February 7, 2025

CONSENT

I, Felipe Eduardo Chapman Arias, Minister of Economy and Finance of the Republic of Panama, hereby consent to the reference to my name, in my official capacity, as the Minister of Economy and Finance under the caption “Official Statements” in the Prospectus included in this Registration Statement of the Republic of Panama filed with the United States Securities and Exchange Commission.

/s/ Felipe Eduardo Chapman Arias
Name: Felipe Eduardo Chapman Arias
Title:	Minister of Economy and Finance
of the Ministry of Economy and
Finance of the Republic of Panama